Exhibit 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 14, 2025, is made and entered into by and among each of Fold Holdings, Inc., a Delaware corporation (f/k/a FTAC Emerald Acquisition Corp.) (the “Company”), Emerald ESG Sponsor, LLC, a Delaware limited liability company (“Emerald Sponsor”), Emerald ESG Advisors, LLC, a Delaware limited liability company (“Emerald Advisors” and together with Emerald Sponsor, the “Sponsor”) (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Sponsor Holder” and collectively the “Sponsor Holders”), and the undersigned parties listed as New Holders on the signature pages hereto (each such party, together with any person or entity deemed a “New Holder” who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “New Holder” and collectively the “New Holders”). Sponsor Holders, collectively with New Holders, are referred to herein as “Holders.” Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company issued the Sponsor an aggregate of 8,763,333 shares (the “Founder Shares”) of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), of which an aggregate of 1,133,333 Founder Shares were subject to forfeiture to the extent that the underwriters of the Company’s initial public offering (the “IPO”) did not exercise their overallotment option in full;

WHEREAS, in connection with the partial exercise of the underwriter’s over-allotment option, 148,192 shares of Class B Common Stock were forfeited by the Sponsor;

WHEREAS, the Sponsor entered into a unit subscription agreement with the Company, pursuant to which the Sponsor purchased 890,000 units of the Company (each, a “Placement Unit” and collectively, the “Placement Units”), each Placement Unit consisting of one share of Common Stock (each, a “Placement Share” and collectively, the “Placement Shares”) and one half of one warrant to purchase one share of Common Stock (each, a “Placement Warrant” and collectively, the “Placement Warrants”) in a private placement transaction (the “Private Placement”) occurring simultaneously with the closing of the IPO on December 15, 2021;

WHEREAS, in connection with the partial exercise of the underwriter’s over-allotment option, the Sponsor purchased 86,081 additional Placement Units;

WHEREAS, on December 15, 2021, the Company and certain other parties thereto entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Sponsor Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, on September 19, 2023, the Sponsor determined to convert all the outstanding shares of Class B Common Stock into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-to-one basis;

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated July 24, 2024, by and among the Company, EMLD Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Fold, Inc., a Delaware corporation (the “Merger Agreement”), the Placement Warrants were forfeited and surrendered for cancellation;

WHEREAS, immediately after giving effect to the Transactions, in accordance with the Merger Agreement, the New Holders shall receive shares of Common Stock;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that no Holder shall be deemed an Affiliate of any other Holder solely by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement); provided, however, that in no event shall the term “Affiliate” include any portfolio company of any Holder or their respective Affiliates (other than the Company).

“Aggregate Blocking Period” shall have the meaning given in Section 2.4.

“Agreement” shall have the meaning given in the Preamble.

“Applicable Proceeds” shall mean the aggregate proceeds from (x) any capital raise completed by the Company or Fold, Inc. after July 24, 2024, and prior to the Closing Date in connection with the Transactions, (y) the Parent Trust Account (as defined in the Merger Agreement) as of the Closing Date (after giving effect to any redemptions by Parent Stockholders (as defined in the Merger Agreement)) and (z) any capital raise completed by the Company and/or its affiliates (including the Surviving Company (as defined in the Merger Agreement)) following the Closing but prior to the date that is two years following the Closing Date.

“ATW Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of December 24, 2024, by and among the Company (as successor to Fold, Inc.) and the buyers listed on the signature pages thereto.

“Block Trade” means a registered offering and/or sale of Registrable Securities with a total offering price reasonably expected to exceed $25,000,000 by any Holder on a coordinated or underwritten basis commonly known as a “block trade” (whether firm commitment or otherwise) not involving a roadshow or other substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Claims” shall have the meaning given in subsection 4.1.1.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Commission Guidance” means (a) any publicly-available written guidance of the Commission staff, or any comments, requirements or requests of the Commission staff to the Company and (b) the Securities Act.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall mean, as applicable, (a) the applicable Holders making a written demand for the Registration of Registrable Securities pursuant to subsection 2.2.1, collectively, or (b) the applicable Holders making a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to subsection 2.1.3, collectively.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor thereto.

“Form S-1 Shelf” shall have the meaning given in subsection 2.1.2.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, the period ending (a) with respect to 1,772,547 of such shares, the earlier of (x) six months following the Closing Date or (y) when the closing price of the Common Stock exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending after the date that is 90 days  following the Closing Date, (b) with respect to 1,772,547 of such shares, earlier of (x) (A) in the event that the Applicable Proceeds as of the Closing Date equal or exceed the Target Amount, the date that is one-year following the Closing Date, and (B) in the event that the Applicable Proceeds as of the Closing Date are less than the Target Amount, the date that is two years following the Closing Date, or (y) when the closing price of the Common Stock exceeds $15.00 per share for any 20 trading days within a 30-trading day period ending after the date that is 90 days following the Closing Date, and (c) with respect to 1,772,547 of such shares, the earlier of (x) ten years following the Closing Date or (y) when the closing price of the Common Stock exceeds $17.00 per share for any 20 trading days within a 30-trading day period ending after the date that is 90 days following the Closing Date, and (d) with respect to all such shares, in the event of the occurrence of a Liquidation Event following the Closing Date.

“Holders” shall have the meaning given in the Preamble.

“Letter Agreement” shall mean the letter agreement by and among the Company, the Company’s officers and directors and the Sponsor.

“Liquidation Event” shall mean a liquidation, merger, capital stock exchange, reorganization or other similar transaction involving the Company upon the consummation of which holders of Common Stock would be entitled to exchange their shares of Common Stock for cash, securities or other property.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement, preliminary Prospectus or Prospectus, or necessary to make the statements in a Registration Statement, preliminary Prospectus or Prospectus, in light of the circumstances under which they were made, not misleading.

“New Holders” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean (i) any person or entity to whom a Sponsor Holder is permitted to transfer such Registrable Securities prior to the expiration of the Founder Lock-up Period or Placement Unit Lock-up Period, as the case may be, under the Letter Agreement and any other applicable agreement between such Sponsor Holder and the Company, and to any transferee thereafter and (ii) with respect to a New Holder, any of such New Holder’s Affiliates or any fund or investment account managed by such New Holder or the same management company that manages such New Holder; provided, that such transferee to which a transfer is being made pursuant to clause (i) or (ii) above, if not a Holder, enters into a written agreement with the Company agreeing to be bound to the restrictions set forth herein.

“Piggy-back Registration” shall have the meaning given in subsection 2.3.1.

“Placement Unit Lock-up Period” shall mean, with respect to the Placement Shares, a period terminating 30 days after the Closing Date, subject to certain exceptions set forth in the Letter Agreement.

“Placement Unit” or “Placement Units” shall have the meaning given in the Recitals hereto.

“Placement Warrant” or “Placement Warrants” shall have the meaning given in the Recitals hereto.

“Private Placement” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Common Stock of the Company held by a Holder (i) as of the date of this Agreement or (ii) hereafter acquired by a Holder to the extent such shares of Common Stock are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (b) any share of Common Stock issued upon the conversion of the Founder Shares; (c) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock referred to in the foregoing clauses (a) and (b) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged by the applicable Holder in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including a Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(g) reasonable fees and expenses of one (1) legal counsel (and any local or foreign counsel) (the “Specified Legal Counsel”) selected by (i) in the case of a Demand Registration pursuant to Section 2.2 or a Shelf Underwritten Offering pursuant to Section 2.1, a majority-in-interest of the Demanding Holders initiating a Demand Registration or Shelf Underwritten Offering (including, without limitation, a Block Trade), as applicable, or (ii) in the case of a Registration under Section 2.3 initiated by the Company for its own account or that of a Company stockholder other than pursuant to rights under this Agreement, a majority-in-interest of participating Holders, in the case of (i) and (ii), not to exceed $50,000 without the consent of the Company.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Removed Shares” shall have the meaning given in Section 2.6.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.3.

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Holders” shall have the meaning given in the Preamble.

“Target Amount” shall mean $50.0 million.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II
REGISTRATIONS

2.1 Shelf Registration.

2.1.1 The Company shall, as soon as reasonably practicable, but in any event within twenty business (20) days after the Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2 If the Company files a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its commercially reasonable efforts to file a shelf registration on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the Form S-3 Shelf and to have the Form S-1 Shelf declared effective as promptly as practicable and to cause such Form S-1 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. Upon such date as the Company becomes eligible to use Form S-3 for secondary sales or, in the case of a Form S-1 Shelf filed to register the resale of Removed Shares pursuant to Section 2.6 hereof, upon such date as the Company becomes eligible to register all of the Removed Shares for resale on a Form S-3 Shelf pursuant to the Commission Guidance and, if applicable, without a requirement that any of the Holders be named as an “underwriter” therein, the Company shall use its commercially reasonable efforts to file a Form S-3 Shelf as promptly as practicable to replace the applicable Form S-1 Shelf and to have the Form S-3 Shelf declared effective as promptly as practicable and to cause such Form S-3 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities thereunder held by the applicable Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.1.1, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, including a Block Trade (a “Shelf Underwritten Offering”), provided that such Holder(s) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $25,000,000 from such Shelf Underwritten Offering (the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within three (3) days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) business days after sending the Company Shelf Takedown Notice, or, in the case of a Block Trade, as provided in Section 2.5. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders requesting such Shelf Underwritten Offering (which managing Underwriter or Underwriters shall be subject to approval of the Company, which approval shall not be unreasonably withheld) and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company. Notwithstanding any other provision of this Agreement to the contrary, the Sponsor Holders, on the one hand, and the New Holders, on the other hand, may each demand not more than two (2) Shelf Underwritten Offerings, and the Company shall not be obligated to participate in more than four (4) Shelf Underwritten Offerings, pursuant to this Section 2.1.3 in any 12-month period.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.5 and Sections 2.4 and 3.4 hereof, at any time and from time to time after the Closing Date, (a) the Sponsor Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Sponsor Holders (the “Sponsor Demanding Holders”), and (b) the New Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the New Holders (the “New Demanding Holders,” together with the Sponsor Demanding Holders, the “Demanding Holders”), may make a written demand for Registration of all or part of their Registrable Securities, on (i) Form S-1 or (ii) if available, Form S-3, which in the case of either clause (i) or (ii), may be a shelf registration statement filed pursuant to Rule 415 under the Securities Act, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, promptly following the Company’s receipt of a Demand Registration, notify, in writing, all other Holders of Registrable Securities (other than a Demand Registration with respect to any Registrable Securities to be distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Placement Unit Lock-up Period, as applicable) of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. For the avoidance of doubt, to the extent a Requesting Holder also separately possesses Demand Registration rights pursuant to this Section 2.2, but is not the Holder who exercises such Demand Registration rights, the exercise by such Requesting Holder of its rights pursuant to the foregoing sentence shall not count as the exercise by it of one of its Demand Registration rights. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, subject to subsection 2.2.4 below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall use its commercially reasonable efforts to file a registration statement on Form S-1 or Form S-3, as applicable, as soon thereafter as practicable, but not more than forty-five (45) days following the Company’s receipt of the Demand Registration, for Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. The Company shall not be obligated to effect more than (A) an aggregate of three (3) Registrations pursuant to a Demand Registration initiated by the Sponsor Holders and (B) an aggregate of six (6) Registrations pursuant to a Demand Registration initiated by the New Holders, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Demanding Holders and the Requesting Holders in such Registration have been sold, in accordance with Section 3.1 of this Agreement; provided further, that, notwithstanding any other provision of this Agreement to the contrary, the Sponsor Holders, on the one hand, and the New Holders, on the other hand, may each demand not more than two (2) Demand Registrations or Shelf Underwritten Offerings, and the Company shall not be obligated to participate in more than four (4) Demand Registrations or Shelf Underwritten Offerings, in any twelve (12)-month period.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (b) the Company has complied with all of its obligations under this Agreement with respect thereto; provided further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after the removal, rescission or other termination of such stop order or injunction, of such election; provided further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration by the same Demanding Holder becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Sections 2.4 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Company and the Underwriter(s) selected for such Underwritten Offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration, which managing Underwriter or Underwriters shall be subject to approval of the Company, which approval shall not be unreasonably withheld.

2.2.4 Reduction of Underwritten Offering. If a Demand Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing, in its or their opinion, that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell for its own account and the shares of Common Stock, if any, that have been requested to be sold in such Demand Registration pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering: (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the total amount of Registrable Securities held by each such Demanding Holder and Requesting Holder (if any) (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the shares of Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other equity securities of other Persons that the Company is obligated to include in such Demand Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (a) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement, or (b) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, such that the Minimum Amount is no longer satisfied), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. If withdrawn, such requested Demand Registration or Shelf Underwritten Offering shall constitute a demand for a Demand Registration or Shelf Underwritten Offering for purposes of Section 2.2.1 unless either (i) the Demanding Holders have not previously withdrawn any Demand Registration or (ii) the Demanding Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to and including its withdrawal under this subsection 2.2.5 unless the Demanding Holders elect to pay such Registration Expenses pursuant to clause (ii) of this subsection 2.2.5.

2.3 Piggy-back Registration.

2.3.1 Piggy-back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Article II hereof), other than a Registration Statement (or any registered offering with respect thereto) (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders or pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) for an offering of debt that is convertible into equity securities of the Company, (d) filed in connection with an “at-the-market” offering or (e) for a dividend reinvestment plan or a rights offering, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities (excluding the Sponsor with respect to the Registrable Securities distributed by the Sponsor to its members prior to the expiration of the Founder Shares Lock-Up Period or the Placement Unit Lock-Up Period, as applicable) as soon as practicable but not less than ten (10) days (or, in the case of a Block Trade, three (3) business days) before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (ii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (or in the case of a Block Trade, within one (1) business day) (such Registration a “Piggy-back Registration”). The Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response notice described in the foregoing sentence to be included in such Piggy-back Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggy-back Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account such Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company or the Holders as provided in subsection 2.1.3 or subsection 2.2.3, as applicable. For purposes of this Section 2.3, the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such Registration Statement to include information with respect to a specific offering of Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 2.3).

2.3.2 Reduction of Piggy-back Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggy-back Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggy-back Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (a) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (c) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

2.3.2.1 if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (a) first, the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

2.3.2.2 if the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (a) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggy-back Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggy-back Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggy-back Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-back Registration. The Company (in its sole discretion or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may postpone or withdraw the filing or effectiveness of a Piggy-back Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggy-back Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggy-back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof; provided, however, that the rights to demand a Piggy-back Registration under this Section 2.3 shall terminate on the second anniversary of the Closing Date.

2.4 Restrictions on Registration Rights. If (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering; or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall have the right to defer such filing for a period of not more than sixty (60) consecutive days; provided, however, that the Company shall not defer its obligation in this manner more than one hundred twenty (120) total calendar days in any twelve (12)-month period (the “Aggregate Blocking Period”).

2.5 Block Trades. Notwithstanding any other provision of this Article II, but subject to Sections 2.4 and 3.4, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Block Trade, provided that the Holders engaging in such Block Trade use their reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. In the event of a Block Trade, and after consultation with the Company, the Demanding Holders and the Requesting Holders (if any) shall determine the Maximum Number of Securities, the underwriter or underwriters (which shall consist of one or more reputable nationally recognized investment banks) and share price of such offering.

2.6 Rule 415; Removal. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement on Form S-3 filed pursuant to this Article II is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, that the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the Commission Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires a Holder to be named as an “underwriter,” the Company shall promptly notify each holder of Registrable Securities thereof (or in the case of the Commission requiring a Holder to be named as an “underwriter,” the Holders) and (b) use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415. In the event that the Commission refuses to alter its position, the Company shall (a) remove from such Registration Statement such portion of the Registrable Securities (the “Removed Shares”) and/or (b) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder and, if the Commission requires such Holder to be named as an “underwriter” in such Registration Statement, notwithstanding any provision in this Agreement to the contrary, the Company shall not be under any obligation to include any Registrable Securities of such Holder in such Registration Statement. In the event of a share removal pursuant to this Section 2.6, the Company shall give the applicable Holders at least five (5) days prior written notice along with the calculations as to such Holder’s allotment. Any removal of shares of the Holders pursuant to this Section 2.6 shall first be applied to Holders other than the Holders with securities registered for resale under the applicable Registration Statement and thereafter allocated between the Holders on a pro rata basis based on the aggregate amount of Registrable Securities held by the Holders. In the event of a share removal of the Holders pursuant to this Section 2.6, the Company shall promptly register the resale of any Removed Shares pursuant to subsection 2.1.2 hereof and in no event shall the filing of such Registration Statement on Form S-1 or subsequent Registration Statement on Form S-3 filed pursuant to the terms of subsection 2.1.2 be counted as a Demand Registration hereunder. Until such time as the Company has registered all of the Removed Shares for resale pursuant to Rule 415 on an effective Registration Statement, the Company shall not be able to defer the filing of a Registration Statement pursuant to Section 2.4 hereof.

Article III
COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders of at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until the earlier of (a) one year following the effective date of the Registration Statement or (b) until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus and either (i) any underwriter overallotment option has terminated by its terms or (ii) the underwriters have advised the Company that they will not exercise such option or any remaining portion thereof;

3.1.3 at least five (5) business days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company or otherwise and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5  use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 promptly furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus and any summary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

3.1.8 notify each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of any request by the Commission that the Company amend or supplement such Registration Statement or Prospectus or of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to amend or supplement such Registration Statement or Prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.9 notify each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

3.1.10 [Reserved].

3.1.11 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.12 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter, at each such Person’s own expense (other than with respect to the Specified Legal Counsel), to participate in the preparation of any Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that if requested by the Company, such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.13 obtain a “cold comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and the managing Underwriter;

3.1.14 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and the managing Underwriter or their respective counsel;

3.1.15 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.16 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act;

3.1.17 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.18 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Participation in Underwritten Offerings.

3.3.1 No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.3.2 Holders participating in an Underwritten Offering may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters shall also be made to and for the benefit of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Holder in writing for inclusion in the Registration Statement.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company believes to be necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with applicable law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Chief Executive Officer of the Company or the Board to be necessary for such purpose; provided, that each day of any such suspension pursuant to this Section 3.4 shall correspondingly decrease the Aggregate Blocking Period available to the Company during any twelve (12)-month period pursuant to Section 2.4 hereof. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Market Stand-off. In connection with any Underwritten Offering or Shelf Underwritten Offering of equity securities of the Company (other than a Block Trade), if requested by the managing Underwriter(s), each participating Holder will agree that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the managing Underwriter(s), during the ninety (90)-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Common Stock, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such participating Holders).

3.6 Covenants of the Company. As long as any Holder shall own Registrable Securities, the Company hereby covenants and agrees:

3.6.1 at all times while it shall be a reporting company under the Exchange Act, covenants to use reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings, provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (or any successor thereto) shall be deemed to have been furnished to the Holders pursuant to this subsection 3.6.1. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements; and

3.6.2 upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if, in the opinion of the Company’s outside legal counsel, such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold pursuant to a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof shares of Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s shares of Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary documentation, including any documentation required by such restrictive legend or book-entry notation.

Article IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) from and against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable attorneys’ fees) (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Claims”), resulting from any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as the Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Holders.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company may require that, as a condition to including any Registrable Securities in any Registration Statement the Company shall have received an undertaking reasonably satisfactory to it from such Holder, to indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) from and against Claims resulting from any untrue statement of any material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company. If any Underwriter shall require any Holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this subsection 4.1.2, such Holder may elect not to participate in such Underwritten Offering (but shall not have any claim against the Company as a result of such election).

4.1.3 Any Person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any Claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such Claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a Claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such Claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such Claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) and which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partners, stockholders or members, employees, agents, investment advisors or controlling person of such indemnified party and shall survive the Transfer of Registrable Securities. The Company and each Holder of Registrable Securities participating in a Registration also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Claims, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Claims (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Registrable Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also to reflect the relative fault of the indemnifying party or parties on the other hand in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or related to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder or any director, officer, agent or controlling Person thereof under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt of the intended recipient or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the Company at:

Fold Holdings, Inc.

11201 North Tatum Boulevard

Suite 300, Unit 42035

Phoenix, AZ 85028

Attention: Legal Team

Email: Legal@foldapp.com

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan Maierson

Email: ryan.maierson@lw.com

and to the Holders, at such Holder’s address referenced in Schedule A.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of the Founder Shares Lock-up Period or the Placement Unit Lock-up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3 Subject to subsection 5.2.2, a Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any Person to whom it Transfers Registrable Securities, provided that such Registrable Securities remain Registrable Securities following such Transfer and such Person agreed to become bound by the terms and provisions of this Agreement in accordance with subsection 5.2.6.

5.2.4 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the applicable Holders, which shall include Permitted Transferees.

5.2.5 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any Transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.5 Jurisdiction; Waiver of Jury Trial. Any action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in Wilmington, Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 5.5.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that would materially and adversely affect a Holder of at least five percent (5%) of the Registrable Securities, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is adverse and different from the other Holders (solely in their capacities as holders of the shares of capital stock of the Company) shall require the consent of the Holder so affected, (b) any amendment hereto or waiver hereof that adversely affects any of the material rights of the Sponsor Holders or New Holders, as applicable, solely in their respective capacities as Sponsor Holders or New Holders, as applicable, in a manner that is adverse and different from the other Holders, shall require the consent of the Sponsor Holders or New Holders, as applicable, representing a majority-in-interest of the then-outstanding number of Registrable Securities held by the Sponsor Holders or New Holders, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Other than pursuant to the terms of the ATW Registration Rights Agreement, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company and each of the Holders agree that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties hereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Term. This Agreement shall terminate (a) as to all Holders and the Company, upon the earlier of the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (b) as to any Holder individually, the date on which such Holder no longer holds any Registrable Securities or is permitted to sell all of such Holder’s Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and because the reporting requirements of Rule 144(i)(2) are not applicable. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

FOLD HOLDINGS, INC.
a Delaware corporation

By:
Name:
Title:

HOLDERS:

EMERALD ESG SPONSOR, LLC
a Delaware limited liability company

By:
	Name:	Betsy Cohen
	Title:	Manager

EMERALD ESG ADVISORS, LLC
a Delaware limited liability company

By:
	Name:	Betsy Cohen
	Title:	Manager

THESIS, INC.

By:
	Name:	Matthew Luongo
	Title:	CEO

CRAFT VENTURES II, LP

By:
	Name:	Brian Murray
	Title:	Managing Director

M13 VENTURES II, L.P.

By:	M13 Ventures II GP, LLC, its General Partner

By:
	Name:	Latif Peracha
	Title:	Authorized Signatory

WILLIAM REEVES

By:

FULGUR FRONTIER CAPITAL LP

By:
Name:
Title:

FULGUR VENTURES I, L.P.

By:
Name:
Title:

LOW TIME PREFERENCE FUND II, LLC

By:
Name:
Title:

Schedule A

Holder	Address
Emerald ESG Sponsor, LLC	2929 Arch Street, Suite 1703, Philadelphia, PA 19104
Emerald ESG Advisors, LLC	2929 Arch Street, Suite 1703, Philadelphia, PA 19104
Thesis, Inc.	1201 W Peachtree St NW Ste 2625 PMB 54476, Atlanta, Georgia 30309-3499 US
Craft Ventures II, LP
Craft Ventures Affiliates II, LP
Slow Ventures III, LP
Slow Ventures III-A, LP
Slow Angel, LLC
M13 Ventures II, L.P.
William Reeves
Fulgur Frontier Capital LP
Fulgur Ventures I, L.P.
LOW TIME PREFERENCE FUND II, LLC	6463 Woodland Springs Drive Newburge, IN 47630